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                                   EXHIBIT 24



                           PROTECTIVE LIFE CORPORATION
                             2801 Highway 280 South
                            Birmingham, Alabama 35223




KNOW ALL MEN BY THESE PRESENTS that the undersigned Officers and Directors of Protective Life Corporation, a Delaware corporation (the "Corporation"), hereby constitute and appoint Drayton Nabers, Jr., John D. Johns, Deborah J. Long, and Jerry W. DeFoor, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and any one or more of them, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation a Registration Statement on Form S-3 of the Corporation to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and any amendment or amendments to such Registration Statement, relating to the shares of the Corporation's common stock to be issued in connection with the Protective Life Corporation Deferred Compensation Plan for Sales Managers, Agents, and Representatives and the undersigned hereby ratify and confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.



Dated:  May 12, 1995




NAME                                      TITLE
- ----                                      -----

/s/Drayton Nabers, Jr.                    Chairman of the Board, and
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Drayton Nabers, Jr.                         President, Chief Executive Officer


/s/John D. Johns                          Executive Vice President
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John D. Johns                               and Chief Financial Officer


/s/Deborah J. Long                        Senior Vice President
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Deborah J. Long                             and General Counsel


/s/Jerry W. DeFoor                        Vice President and Controller,
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Jerry W. DeFoor                             and Chief Accounting Officer


/s/William J. Rushton III                 Chairman Emeritus and Director
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William J. Rushton III



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NAME                                     TITLE
- ----                                     -----

/s/John W. Woods                         Director
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John W. Woods


/s/William J. Cabaniss, Jr.              Director
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William J. Cabaniss, Jr.


/s/H. G. Pattillo                        Director
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H. G. Pattillo


/s/Edward L. Addison                    Director
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Edward L. Addison


/s/John J. McMahon, Jr.                 Director
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John J. McMahon, Jr.


/s/A. W. Dahlberg                       Director
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A. W. Dahlberg


/s/John W. Rouse, Jr.                   Director
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John W. Rouse, Jr.


/s/Robert T. David                      Director
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Robert T. David


/s/Ronald L. Kuehn, Jr.                 Director
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Ronald L. Kuehn, Jr.


/s/Herbert A. Sklenar                   Director
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Herbert A. Sklenar